                         Notice of Guaranteed Delivery
                                      for
                            Tender of Common Shares
          (Including Common Shares Issuable Upon Exercise of Options)

                                      of

                           HAWKER PACIFIC AEROSPACE

                                      to

                         LHT ACQUISITION CORPORATION,
                         a wholly-owned subsidiary of
                             LUFTHANSA TECHNIK AG

                    Not to Be Used for Signature Guarantees


THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE  AT  12:00  MIDNIGHT,
         NEW YORK CITY TIME, ON FRIDAY, APRIL  5,  2000,
                  UNLESS THE OFFER IS EXTENDED

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if (1) certificates (the "Share Certificates") evidencing common shares of Hawker Pacific Aerospace, a California corporation, are not immediately available, (2) time will not permit all required documents to reach the depositary, prior to the Expiration Date (as defined in the Offer to Purchase) or (3) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the depositary. See Section 10 of the Offer to Purchase.

                        The Depositary for the Offer is:

                         U.S. Stock Transfer Corporation

   By Mail: 1745 Gardena         By Facsimile         By Hand or by Overnight
     Avenue Glendale,         Transmission: (818)      Courier: 1745 Gardena
   California 91204-2991      502-1737 Confirm by        Avenue Glendale,
          U.S.A.           Telephone: (818) 502-1404   California 91204-2991
                                                              U.S.A.


   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                 The guarantee that follows must be completed.

 Ladies and Gentlemen:

    The undersigned hereby tenders to LHT Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lufthansa Technik AG, a corporation organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of common shares specified below pursuant to the guaranteed delivery procedures described in Section 10 of the Offer to Purchase.

Number of common shares:                      Name(s) of Registered
                    -                         Holder(s):
                                                                      -
Certificate Nos. (if
  available):
                     -                        ---------------------------
Check box if common                           Address(es), including
shares will be tendered by                    Zip Code(s):

                                                                        -
book-entry transfer                           ---------------------------
(including through DTC's
  ATOP):                                      ---------------------------
[_] The Depositary Trust
        Company                               ---------------------------
Name of Tendering                             Company Area Code and
  Institution:                                Tel. No.:
                      -                                                -
Account Number:                               Area Code and Tel. No.:
             -----------                                        -
Date: , 2002                                  Signature(s):
    ----------                                         ------------------

                              DELIVERY GUARANTEE
                    NOT TO BE USED FOR SIGNATURE GUARANTEES

    The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is used in Rule 17Ad-15 under the Exchange Act (each such institution, an "Eligible Institution"), hereby (1) represents that the above named person(s) "own(s)" the common shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934,
 (2) represents that the tender of common shares effected hereby complies with Rule 14e-4 and (3) guarantees delivery to the depositary, at one of its addresses set forth above, of Share Certificates evidencing the common shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such common shares into the depositary's accounts at the Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 10 of the Offer to Purchase), in each case with delivery of a properly completed, duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 10 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the depositary and must deliver the Letter of Transmittal and Share Certificates to the depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

        -----------------------              -------------------------
            Name of Firm                       Authorized Signature
                                             Name:
                                                 ---------------------
        -----------------------
              Address:
                                             Title:
        -----------------------                 ----------------------
              Zip Code

        Area Code + Tel. No.:                Date: , 2002
                     --------                    -----

 NOTE: Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.

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